Synthetic Biologics Announces Proposed Public Offering of Common Stock

Rockville, MD, December 11, 2013 – Synthetic Biologics, Inc. (NYSE MKT: SYN), a developer of product candidates focused on the prevention and treatment of serious infectious and other diseases, announced today that it intends to offer for sale shares of its common stock in an underwritten public offering. The Company intends to use the net proceeds from this offering for, among other things, increasing working capital, funding research and development, and capital expenditures. In addition, the Company may use a portion of the net proceeds for licensing or acquiring intellectual property to incorporate into its products and product candidates or its research and development programs. The Company may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products; however, it has no current commitments or obligations to do so. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Aegis Capital Corp. is acting as sole book-running manager for the offering.

The offering is being made pursuant to a shelf registration statement that the Company previously filed with the Securities and Exchange Commission (SEC) and which became effective on July 16, 2013. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, from Aegis Capital Corp., 810 7th Avenue, 18th Floor, New York, NY 10019 or via telephone at 212-813-1010 or email: prospectus@aegiscap.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE MKT: SYN) is a biotechnology company focused on the development of product candidates for serious infectious diseases and other diseases. Synthetic Biologics is developing oral treatments targeting archaea, a non-bacterial intestinal form of life increasingly associated with chronic diseases such as irritable bowel syndrome (IBS), obesity and type 2 diabetes, an oral biologic to protect the gastrointestinal microflora from the effects of IV antibiotics for the prevention of C. diff infection, a series of monoclonal antibodies (mAbs) for the treatment of Pertussis and Acinetobacter infections, and a biologic targeted at the prevention and treatment of IBS. In addition, the Company is developing an oral estriol drug candidate for the treatment of relapsing-remitting multiple sclerosis (MS) and cognitive dysfunction in MS (with results of an ongoing 164 subject, 15 center, two-year, double blind, placebo controlled, Phase II relapsing-remitting MS clinical trial expected to be announced during the first half of 2014). For more information, please visit Synthetic Biologics' website at www.syntheticbiologics.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to this offering and the successful execution of the Company's business strategy, including its intended use of proceeds. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2013 and in the Company's periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

For further information, please contact:

Kris Maly

Vice President, Corporate Communication

(734) 332-7800, ext. 22

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